Exhibit 99.1
Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. COMPLETES
ACQUISITION OF MÄNNER

October 31, 2013 --- Barnes Group Inc. (NYSE:B), an international aerospace and industrial manufacturing and service provider, today announced that it has completed its acquisition of the operating companies of privately held Männer.

Männer is a leader in high precision mold-making, valve gate hot runner systems, and system solutions for the medical/pharmaceutical, packaging, and personal care/health care industries. Männer has approximately 400 employees worldwide, and operates out of three manufacturing locations in Germany, Switzerland, and the United States, with sales and service locations in Europe, Hong Kong/China, and Japan.

Barnes Group purchased the capital stock of the Männer operating companies for €275 million, subject to the terms of the purchase agreement. Barnes Group financed the transaction with cash on hand, borrowings under the Company’s revolving credit facility, and approximately one million shares of common stock, or 10% of the purchase price. Männer will operate as a business unit within Barnes Group’s Industrial segment.

“We are pleased to complete the Männer transaction and welcome its skilled workforce to Barnes Group,” said Patrick Dempsey, President and CEO of Barnes Group. “Männer’s precision manufacturing capabilities, highly-engineered products and system solutions, and complementary end-markets in the injection molding industry, allow Barnes Group to extend its growth opportunities and technical capabilities in this highly desirable industry.”
Barnes Group will host a conference call on November 4, 2013 at 4:30 p.m. ET to provide additional details about the Männer acquisition and related financial information. A supplemental slide deck will be posted to the Company’s website approximately 15 minutes before the call. To listen to the live webcast of the conference call and to view the accompanying slides, please go to the Barnes Group website at www.BGInc.com and select the Investor Relations link. The conference call is also available by direct dial at (888) 713-4214 in the U.S. or (617) 213-4866 outside of the U.S. (request Barnes Group’s Männer Acquisition Call), Participant Code: 29534932.
In addition, the call will be recorded and available for playback beginning at 8:30 a.m. (ET) on Tuesday, November 5, 2013 by dialing (617) 801-6888, Passcode: 17451317.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international aerospace and industrial manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group’s approximately 4,200 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, customers, distributors, suppliers, business partners or governmental entities; difficulties leveraging market opportunities; changes in market demand for our products and services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in international operations and markets; the impact of intense competition; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission (SEC) by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The risks and uncertainties described in our periodic filings with the SEC include, among others, uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes, production schedules and volumes of specific programs; any potential adverse effects associated with a U.S. government shutdown; changes in raw material or product prices and availability; integration of acquired businesses; restructuring costs or savings; the continuing impact of prior acquisitions and divestitures and our acquisition of Männer and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the impacts of the U.S. Tax Court's April 16, 2013 decision and any related appeal; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies; uninsured claims; future repurchases of common stock; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070